SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

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                                 FORM 8-K

                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    October 9, 1997
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                             Telegroup, Inc.
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             (Exact name of registrant as specified in its charter)



          Iowa                    000-29284                      42-1344121
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(State or other jurisdiction   (Commission                (I.R.S Employer
   of incorporation)            File Number)              Identification No.)



2098 Nutmeg Avenue, Fairfield, Iowa                            52556
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(Address of principal executive office)                     (Zip code)


Registrant's telephone number including area code (515) 472-5000
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         (Former name or former address, if changed since last report)
                    Exhibit Index appears on Page 4

Item 5. Other Events.
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     Telegroup, Inc. (the "Company") has commenced a private offering of debt securities to certain qualified investors yielding up to $75 million gross proceeds to the Company. The net proceeds from the offering, if any, will be used to expand the Telegroup Intelligent Global Network (the "TIGN"), primarily for the purchase of digital fiber-optic tranmission capacity, to develop and upgrade management information systems, as well as for working capital and other general corporate purposes, including potential acquisitions.

     The debt securities, if issued and sold, will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States, absent registration or an available exemption from such registration requirements.

     This announcement of the debt offering does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

                                SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         Telegroup, Inc.



Date: October 9, 1997                  By:   /s/Douglas Neish
                                         -----------------------
                                              Douglas Neish
                                              Chief Financial Officer




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                              INDEX TO EXHIBITS

                                  FORM 8-K

Exhibit                                                                Page
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None